                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Ace Electric, Inc.
Aladdin-Ward Electric, Inc.
Amber Electric, Inc.
ARC Electric, Inc.
Bexar Electric Company, Ltd.
Brink Electrical Construction Co., Inc.
BW/CEC LLC
BW Consolidated, Inc.
BW/CEC, Inc.
BW/BEC, Inc.
BW/BEC LLC
Calhoun Electric, Inc.
Calhoun Electric Company, Ltd.
Charles P. Bagby Company, Inc.
Commercial Electrical Contractors, Inc.
Cypress Electrical Contractors, Inc.
Daniel Electrical of Treasure Coast, Inc.
Daniel Electrical Contractors, Inc.
Davis Electrical Constructors, Inc.
East Coast Electric Co., Inc.
Electro-Tech, Inc.
Florida Industrial Electric, Inc.
Fort Worth Regional Electrical Systems, LLC
Galbraith Acquisition Company, Inc.
Galbraith Electric Company, Inc.
GANP Leasing Co., Inc.
General Partner, Inc.
Goss Electric Company, Inc.
H. R. Allen, Inc.
Hamer Electric Acquisition, Inc.
Hatfield Electric, Inc.
Hatfield Reynolds Electric Co.
Haymaker Electric, Ltd.
Haynes Electrical Supply, Inc.
Holland Electrical Systems, Inc.
Houston-Stafford Electric, Inc.
Houston-Stafford Management LLC
Houston-Stafford Holdings LLC
Howard Brothers Electric Co., Inc.
HSE Electrical Contractors LP
ICS Management, LLC
ICS Integrated Communication Services, LP
ICS Holdings, LLC
IES Management LP
IES Holdings LLC
Integrated Electrical Finance, Inc.
Integrated Communication Services, Inc.
J. W. Gray Management LLC

J. W. Gray Holdings LLC
J. W. Gray Electric Company, Inc.
J. W. Gray Electrical Contractors, LP
Kayton Electric, Inc.
M-S Systems, Inc.
Mark Henderson, Inc.
MCS Enterprises, Inc.
Menninga Electric, Inc.
Mid-States Electric Company, Inc.
Mills Electric LP
Mills Electrical Contractors, Inc.
Mills Management LLC
Mills Electrical Holdings LLC
Muth Electric, Inc.
Paulin Electric Co., Inc.
Pollock Summit Electrical LP
Pollock Electric, Inc.
Pollock/Summit Holdings, Inc.
Raines Electric Co., Inc. (including CNR Services, Inc.)
Raines Management LLC
Raines Holdings LLC
Raines Electric LP
Reynolds Electric Corp.
RKT Electric, Inc.
Rodgers Electric Company
Spectrol, Inc.
Spoor Electric, Inc.
Stark Investments, Inc.
Summit Electric of Texas, Inc.
T & H Electrical Corporation
Thomas Popp & Co.
Thurman & O'Connell Corp.
Wright Electrical Contracting, Inc.

                                       46